Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 18, 2025 relating to the financial statements of Axsome Therapeutics, Inc. and the effectiveness of Axsome Therapeutics, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Axsome Therapeutics, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Morristown, New Jersey

August 7, 2025